Exhibit 99.1

DELL TECHNOLOGIES INC.

One Dell Way

Round Rock, Texas 78682

October 15, 2021

Dear Dell Technologies Inc. Stockholder:

On October 13, 2021, the board of directors of Dell Technologies Inc. (“we”, “us” or “Dell Technologies”) declared a special stock dividend to its stockholders (the “Distribution”) of all shares of Class A common stock, par value $0.01 per share (the “Class A Stock”), and Class B common stock, par value $0.01 per share (the “Class B Stock”), of VMware, Inc. (“VMware”) beneficially owned by Dell Technologies. At the time the Distribution occurs, these shares are expected to represent approximately 97.4% of the outstanding voting power of VMware’s common stock and 100% of the outstanding VMware Class B Stock. Immediately following, and as a result of, the Distribution, and prior to receipt thereof by Dell Technologies stockholders, each share of VMware’s Class B Stock will automatically convert (the “Conversion”) into one fully paid and non-assessable share of VMware’s Class A Stock. After giving effect to the Conversion, the shares are expected to represent approximately 80.5% of the outstanding voting power of VMware’s common stock. Following the Distribution (after giving effect to the Conversion), the VMware Class A Stock will be VMware’s sole outstanding class of common stock, and Dell Technologies and its subsidiaries will no longer hold any shares of VMware common stock.

The Distribution will be made on November 1, 2021 (the “Distribution Date”) by means of a pro rata dividend to all Dell Technologies stockholders of record on October 29, 2021 (the “Distribution Record Date”). Accordingly, for each share of Dell Technologies common stock for which you are the holder of record as of 5:00 p.m., New York City time, on the Distribution Record Date, you will receive, subject to a cash payment in lieu of any fractional shares, a number of shares of VMware Class A Stock (after giving effect to the Conversion) based on a distribution ratio (the “Distribution Ratio”), which will be determined as described herein. As of the date of this information statement, (i) Dell Technologies beneficially owns 30,678,605 shares of VMware Class A Stock and 307,221,836 shares of VMware Class B Stock and (ii) there are 766,790,216 shares of Dell Technologies common stock outstanding. Assuming such amounts are the same as of 5:00 p.m., New York City time, on the Distribution Record Date, following the Distribution (after giving effect to the Conversion), Dell Technologies stockholders will receive 0.440669 of a share of VMware Class A Stock for each share of Dell Technologies common stock held as of the Distribution Record Date. The final Distribution Ratio will not be known until after 5:00 p.m., New York City time, on the Distribution Record Date. After 5:00 p.m., New York City time, on the Distribution Record Date, Dell Technologies expects to make the final Distribution Ratio publicly available via press release.

No fractional shares of VMware Class A Stock will be received by Dell Technologies stockholders. Instead, Dell Technologies stockholders will receive a cash payment in lieu of any fraction of a share of VMware Class A Stock that they otherwise would have received.

If you sell your shares of Dell Technologies common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock dividend of shares of VMware Class A Stock (after giving effect to the Conversion). You are encouraged to consult your financial advisor regarding the specific implications of selling Dell Technologies common stock prior to or on the Distribution Date.

Following the Distribution, shares of Dell Technologies Class C common stock will continue to trade on the New York Stock Exchange under the symbol “DELL,” and shares of VMware Class A Stock will continue to trade on the New York Stock Exchange under the symbol “VMW.” You do not need to take any action to receive your shares of VMware Class A Stock. Further, you do not need to pay any consideration for the shares of VMware Class A Stock that will be distributed to you or surrender or exchange your shares of Dell Technologies common stock. The Distribution and Conversion will not affect the number of shares of Dell Technologies common stock that you hold.

The attached information statement provides you with important information concerning the Distribution, including (1) the material U.S. federal income tax treatment of the Distribution, (2) how we determined the number of shares of VMware Class A Stock that you will receive, (3) how fractional shares will be treated, (4) a brief description of the background and business of VMware, and (5) how you can obtain additional information about these matters.

On behalf of our board of directors, thank you for your investment in Dell Technologies.

Sincerely,

Michael S. Dell

Chairman and Chief Executive Officer

DELL TECHNOLOGIES INC.

One Dell Way

Round Rock, Texas 78682

INFORMATION STATEMENT

Spin-off of Dell Technologies Inc.’s Interest in VMware, Inc.

through the Distribution of

VMware, Inc. Common Stock

On October 13, 2021, the board of directors of Dell Technologies Inc. (“we”, “us” or “Dell Technologies”) declared a special stock dividend to its stockholders (the “Distribution”) of all shares of Class A common stock, par value $0.01 per share (the “Class A Stock”), and Class B common stock, par value $0.01 per share (the “Class B Stock”), of VMware, Inc. (“VMware”) beneficially owned by Dell Technologies. At the time the Distribution occurs, these shares are expected to represent approximately 97.4% of the outstanding voting power of VMware’s common stock and 100% of the outstanding VMware Class B Stock. We are sending you this information statement in connection with the Distribution. Immediately following, and as a result of, the Distribution, and prior to receipt thereof by Dell Technologies stockholders, each share of VMware’s Class B Stock will automatically convert (the “Conversion”) into one fully paid and non-assessable share of VMware’s Class A Stock. After giving effect to the Conversion, the shares are expected to represent approximately 80.5% of the outstanding voting power of VMware’s common stock. The Distribution will be made on November 1, 2021 (the “Distribution Date”), on a pro rata basis, subject to satisfaction or waiver of the conditions included in the Separation and Distribution Agreement described below.

In the Distribution and following the Conversion, holders of shares of Dell Technologies’ Class A common stock, par value $0.01 per share, Class B common stock, par value $0.01 per share, and Class C common stock, par value $0.01 per share, as of 5:00 p.m., New York City time, on October 29, 2021 (the “Distribution Record Date”) will each receive, subject to a cash payment in lieu of any fractional shares, a number of shares of VMware Class A Stock (after giving effect to the Conversion) based on a distribution ratio (the “Distribution Ratio”), which will be determined as described herein. No shares of Dell Technologies Class D common stock, par value $0.01 per share, are outstanding. As of the date of this information statement, (i) Dell Technologies beneficially owns 30,678,605 shares of VMware Class A Stock and 307,221,836 shares of VMware Class B Stock and (ii) there are 766,790,216 shares of Dell Technologies common stock outstanding. Assuming such amounts are the same as of 5:00 p.m., New York City time, on the Distribution Record Date, following the Distribution (after giving effect to the Conversion), Dell Technologies stockholders will receive 0.440669 of a share of VMware Class A Stock for each share of Dell Technologies common stock held as of the Distribution Record Date. The final Distribution Ratio will not be known until after 5:00 p.m., New York City time, on the Distribution Record Date. After 5:00 p.m., New York City time, on the Distribution Record Date, Dell Technologies expects to make the final Distribution Ratio publicly available via press release. See “Information about the Distribution—The Number of Shares You Will Receive” for information regarding the determination of the final Distribution Ratio. Following the Distribution, we and our subsidiaries will no longer own any shares of VMware common stock.

If you sell your shares of Dell Technologies common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock dividend of shares of VMware Class A Stock (after giving effect to the Conversion). You are encouraged to consult your financial advisor regarding the specific implications of selling Dell Technologies common stock prior to or on the Distribution Date.

We believe that the Distribution generally will be tax free to our stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your tax advisor to determine the particular tax consequences of the Distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local, and foreign tax laws.

No vote of Dell Technologies stockholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the Distribution and VMware, for your information only. Dell Technologies stockholders of record on the Distribution Record Date will receive account statements reflecting their ownership interest in shares of VMware Class A Stock. The VMware Class A Stock issued to Dell Technologies stockholders will be in book-entry form. Dell Technologies stockholders who hold their shares through brokers or other nominees will have their shares of VMware Class A Stock credited to their accounts by their nominees or brokers. For additional information, registered stockholders should contact Dell Technologies’ transfer agent, American Stock Transfer & Trust Company, LLC, at (877) 248-6417 (toll-free) or (718) 921-8317.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators, nor any foreign securities regulatory authority, has approved or disapproved of the shares of VMware Class A Stock to be issued to you pursuant to the Distribution and Conversion or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this information statement is October 15, 2021.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF DELL TECHNOLOGIES INC.’S INTEREST IN VMWARE, INC.

1.

I own shares of Dell Technologies common stock. What will I receive as a result of the Distribution? Dell Technologies will distribute as a special stock dividend a number of shares of VMware Class A Stock (after giving effect to the Conversion) based on the Distribution Ratio for each share of Dell Technologies’ Class A common stock, Class B common stock and Class C common stock outstanding as of the Distribution Record Date. No shares of Dell Technologies Class D common stock are outstanding. Prior to receipt thereof by Dell Technologies stockholders, the Conversion will occur and each share of VMware’s Class B Stock will automatically convert into one fully paid and non-assessable share of VMware’s Class A Stock. You will receive a cash payment for the value of any fractional share which you are entitled to receive.

2.

What is the Distribution Ratio? The Distribution Ratio is a ratio equal to (i) the number of shares of VMware Class A Stock and Class B Stock held by Dell Technologies and its subsidiaries on the Distribution Record Date, divided by (ii) the number of issued and outstanding shares of Dell Technologies common stock as of 5:00 p.m., New York City time, on the Distribution Record Date. As of the date of this information statement, (i) Dell Technologies beneficially owns 30,678,605 shares of VMware Class A Stock and 307,221,836 shares of VMware Class B Stock and (ii) there are 766,790,216 shares of Dell Technologies common stock outstanding. Assuming such amounts are the same as of 5:00 p.m., New York City time, on the Distribution Record Date, following the Distribution (after giving effect to the Conversion), the Distribution Ratio would be 0.440669 and Dell Technologies stockholders will receive 0.440669 of a share of VMware Class A Stock for each share of Dell Technologies common stock held as of the Distribution Record Date, subject to a cash payment in lieu of any fractional shares. The final Distribution Ratio will not be known until after 5:00 p.m., New York City time, on the Distribution Record Date. After 5:00 p.m., New York City time, on the Distribution Record Date, Dell Technologies expects to make the final Distribution Ratio publicly available via press release. See “Information about the Distribution—The Number of Shares You Will Receive” for information regarding the determination of the final Distribution Ratio.

3.

What is the record date for the Distribution, and when will the Distribution occur? The Distribution Record Date is October 29, 2021, and ownership of shares of Dell Technologies common stock on the Distribution Record Date will be determined as of 5:00 p.m., New York City time, on that date. Shares of VMware Class A Stock and Class B Stock will be distributed on November 1, 2021, the Distribution Date, subject to certain conditions described in “Information about the Distribution—Conditions to the Distribution and Related Transactions.” Prior to receipt thereof by Dell Technologies stockholders, the Conversion will occur and each share of VMware’s Class B Stock will automatically convert into one fully paid and non-assessable share of VMware’s Class A Stock.

4.

What do I have to do to participate in the Distribution? No action is required by Dell Technologies stockholders to receive their shares of VMware Class A Stock. On the Distribution Date, each share of Dell Technologies common stock held as of 5:00 p.m., New York City time, on the Distribution Record Date will receive a number of shares of VMware Class A Stock (after giving effect to the Conversion) based on the Distribution Ratio, subject to a cash payment in lieu of any fractional shares. The final Distribution Ratio will not be known until after 5:00 p.m., New York City time, on the Distribution Record Date. After 5:00 p.m., New York City time, on the Distribution Record Date, Dell Technologies expects to make the final Distribution Ratio publicly available via press release. See “Information about the Distribution—The Number of Shares You Will Receive” for information regarding the determination of the final Distribution Ratio.

Those who purchase shares of Dell Technologies Class C common stock in the “regular way” market following the record date as described in question 5 below may also receive shares of VMware Class A Stock.

5.

If I sell my shares of Dell Technologies common stock on or before the Distribution Date, will I still be entitled to receive shares of VMware Class A Stock in the Distribution? Beginning on the business day prior to the Distribution Record Date and through the Distribution Date, there will be two markets in shares of Dell Technologies Class C common stock and VMware Class A Stock: (1) a “regular way” market and (2) an “ex-distribution” market, in the case of Dell Technologies, and a “when-issued” market, in the case of VMware. Shares of Dell Technologies Class C common stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of VMware Class A Stock (after giving effect to the Conversion). Therefore, if you own shares of Dell Technologies Class C common stock and sell those shares on the regular way market prior to or on the Distribution Date, you will also be selling your right to receive the special stock dividend of shares of VMware Class A Stock (after giving effect to the Conversion). The New York Stock Exchange has authorized an ex-distribution market for Dell Technologies Class C common stock, which will commence on October 28, 2021, one business day prior to the Distribution Record Date. Shares of Dell Technologies Class C common stock that trade on the ex-distribution market under the symbol “DELL WI” will trade without the right to receive shares of VMware Class A Stock in connection with the Distribution. A when-issued market for the shares of VMware Class A Stock to be distributed upon the Distribution and Conversion will commence on October 28, 2021 on the New York Stock Exchange under the symbol “VMW WI.” You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Dell Technologies Class C common stock prior to or on the Distribution Date.

Dell Technologies Class A common stock and Class B common stock do not trade on the New York Stock Exchange. If you hold shares of Dell Technologies Class A common stock or Class B common stock and sell any such shares following the Distribution Record Date and prior to the Distribution Date, you may also be selling your right to receive the special stock dividend of shares of VMware Class A Stock (after giving effect to the Conversion). You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Dell Technologies Class A common stock or Class B common stock prior to or on the Distribution Date.

6.

How will the Distribution affect the number of shares of Dell Technologies common stock I currently hold? The number of shares of Dell Technologies common stock you hold will not be changed as a result of the Distribution, nor will the voting rights attached to such shares. On the Distribution Date, Dell Technologies stockholders will receive a number of shares of VMware Class A Stock (after giving effect to the Conversion) based on the Distribution Ratio for each share of Dell Technologies common stock that they own as of 5:00 p.m., New York City time, on the Distribution Record Date, except for any cash in lieu of any fractional shares. The final Distribution Ratio will not be known until after 5:00 p.m., New York City time, on the Distribution Record Date. After 5:00 p.m., New York City time, on the Distribution Record Date, Dell Technologies expects to make the final Distribution Ratio publicly available via press release. See “Information about the Distribution—The Number of Shares You Will Receive” for information regarding the determination of the final Distribution Ratio. While the number of shares of Dell Technologies common stock you hold will not change as a result of the Distribution, nor will the voting rights attached thereto, the market value of Dell Technologies common stock will likely adjust to reflect the Distribution and Dell Technologies’ disposition of VMware common stock.

7.

What are the U.S. federal income tax consequences of the Distribution to Dell Technologies stockholders? As a condition to the Distribution, Dell Technologies has obtained a private letter ruling from the U.S. Internal Revenue Service (the “IRS”) and an opinion of its outside tax advisor, in each case, reasonably satisfactory to Dell Technologies that the Distribution and Conversion will qualify as a tax-free distribution within the meaning of section 355 of the Internal Revenue Code of 1986, as amended. Dell Technologies will provide its U.S. stockholders with information to enable them to compute their tax basis in both Dell Technologies common stock and VMware Class A Stock. This information will be posted under the investor relations tab on Dell Technologies’ website at www.delltechnologies.com and VMware’s website at www.vmware.com. You should consult your tax advisor as to the particular consequences of the Distribution to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any non-U.S. tax laws. See “Material U.S. Federal Income Tax Consequences” below for more information.

8.

When will I receive my shares of VMware Class A Stock? Will I receive a stock certificate for shares of VMware Class A Stock distributed as a result of the Distribution and Conversion? Registered holders of shares of Dell Technologies common stock who are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of shares of VMware Class A Stock. For additional information, registered stockholders should contact Dell Technologies’ transfer agent, American Stock Transfer & Trust Company, LLC, at (877) 248-6417 (toll-free) or (718) 921-8317.

9.

What if I hold shares of Dell Technologies common stock through a broker, bank, or other nominee? Dell Technologies stockholders who hold their shares of Dell Technologies common stock through a broker, bank, or other nominee will have their brokerage account credited with shares of VMware Class A Stock. For additional information, those stockholders should contact their broker, bank, or other nominee directly. Questions regarding the Distribution can also be directed to our transfer agent, American Stock Transfer & Trust Company, LLC, at (877) 248-6417 (toll-free) or (718) 921-8317.

10.

What if I have stock certificates reflecting my shares of Dell Technologies common stock? Should I send them to the transfer agent or to Dell Technologies? No, you should not send your stock certificates to the transfer agent or to Dell Technologies. You should retain your Dell Technologies stock certificates. No certificates representing your shares of VMware Class A Stock will be mailed to you. VMware Class A Stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

11.

Will Dell Technologies and VMware enter into any agreements in connection with the Distribution? In connection with the Distribution, Dell Technologies and VMware entered into a Separation and Distribution Agreement on April 14, 2021 (the “Separation and Distribution Agreement”). Such agreement will govern the terms of the Distribution, including the conditions that must be met in order to complete the Distribution. Concurrently with the execution of the Separation and Distribution Agreement, Dell Technologies and VMware entered into a Tax Matters Agreement, which governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Distribution to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, cooperation and other matters regarding taxes.

In addition, upon consummation of the Distribution, Dell Technologies and VMware will enter into (i) a commercial framework agreement, which will provide a framework under which Dell Technologies and VMware will continue their strategic commercial relationship following the Distribution; (ii) a transition services agreement, whereby each of the parties will provide the other with certain services following the Distribution; (iii) a covenant not to sue, whereby each of the parties will covenant on behalf of itself and its controlled affiliates not to sue the other party or its controlled affiliates, customers, resellers, channel partners or distributors for infringement of such party’s patents that exist as of the Distribution Date as they relate to products available at the time; (iv) an IP termination agreement, whereby an existing intellectual property agreement among the parties will be terminated; and (v) an amendment to the parties’ existing governance letter agreement, which outlines certain governance matters between Dell Technologies and VMware.

For more information relating to such agreements, refer to the copy of the Separation and Distribution Agreement, including the forms of related agreements described above, which was filed as an exhibit to Dell Technologies’ Current Report on Form 8-K filed with the SEC on April 14, 2021.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On October 13, 2021, our board of directors approved the Distribution of its interest in VMware Class A Stock and Class B Stock to our stockholders. To effect the Distribution, our board of directors declared a special dividend on each class of our outstanding common stock consisting of all shares of VMware Class A Stock and Class B Stock owned by us and our subsidiaries. In the Distribution and following the Conversion, holders of shares of Dell Technologies’ Class A common stock, par value $0.01 per share, Class B common stock, par value $0.01 per share, and Class C common stock, par value $0.01 per share, will each receive a number of shares of VMware Class A Stock based on the Distribution Ratio for each outstanding share of Dell Technologies common stock that they own as of 5:00 p.m., New York City time, on October 29, 2021, subject to a cash payment in lieu of any fractional shares. At the time the Distribution occurs, these shares are expected to represent approximately 97.4% of the outstanding voting power of VMware’s common stock and 100% of the outstanding VMware Class B Stock. After giving effect to the Conversion, the shares are expected to represent approximately 80.5% of the outstanding voting power of VMware’s common stock. Following the Distribution, we and our subsidiaries will no longer own any shares of VMware common stock.

As of the date of this information statement, (i) Dell Technologies beneficially owns 30,678,605 shares of VMware Class A Stock and 307,221,836 shares of VMware Class B Stock and (ii) there are 766,790,216 shares of Dell Technologies common stock outstanding. Assuming such amounts are the same as of 5:00 p.m., New York City time, on the Distribution Record Date, following the Distribution (after giving effect to the Conversion), Dell Technologies stockholders will receive 0.440669 of a share of VMware Class A Stock for each share of Dell Technologies common stock held as of the Distribution Record Date. The final Distribution Ratio will not be known until after 5:00 p.m., New York City time, on the Distribution Record Date. After 5:00 p.m., New York City time, on the Distribution Record Date, Dell Technologies expects to make the final Distribution Ratio publicly available via press release. See “Information about the Distribution—The Number of Shares You Will Receive” for information regarding the determination of the final Distribution Ratio.

You will not be required to pay any cash or other consideration for the shares of VMware Class A Stock that will be distributed to you or to surrender or exchange your shares of Dell Technologies common stock to receive the dividend of shares of VMware common stock. The Distribution will not affect the number of shares of Dell Technologies common stock that you hold.

Conditions to the Distribution and Related Transactions

Certain conditions to the consummation of the Distribution and related transactions contemplated by the Separation and Distribution Agreement include, among other things:

•	receipt of opinions from independent firms regarding surplus and solvency matters;

•	receipt by Dell Technologies of an opinion concerning the federal income tax treatment of the Distribution;

•	receipt by Dell Technologies of a private letter ruling from the IRS concerning the federal tax treatment of the Distribution;

•	absence of legal restraints that prohibit, enjoin or make illegal the consummation of the Distribution and related transactions;

•

absence of pending litigation that would reasonably be expected to prohibit, impair or materially delay the ability of Dell Technologies or VMware to consummate the Distribution and related transactions on the terms contemplated by the Separation and Distribution Agreement or that seeks material damages or another material remedy in connection with the Separation and Distribution Agreement or the Distribution and such related transactions;

•	receipt of New York Stock Exchange listing approval of the shares of VMware Class A Stock to be distributed in the Distribution (after giving effect to the Conversion);

•	accuracy of representations and warranties and compliance with covenants contained in the Separation and Distribution Agreement, subject to certain materiality standards; and

•

certain other conditions specifically related to the payment of a special dividend to holders of VMware Class A Stock as of October 29, 2021, such as VMware maintaining an investment grade credit rating.

Purpose of the Distribution

We believe that the separation of Dell Technologies and VMware and the Distribution will provide significant benefits, including:

•

We believe the separation of Dell Technologies and VMware will enhance the value of each company’s common stock. For the reasons enumerated below, we believe that, once separated, Dell Technologies and VMware will be able to pursue opportunities that contribute to each company’s continued growth and enhance the value of their respective common stock.

•

Dell Technologies and VMware currently seek, and will continue to seek following the separation, to attract and retain highly qualified management and employees through an incentive system that includes equity-based compensation. We believe the expected enhancement in value of each company from the separation will further improve (i) the equity rights that officers and employees currently have and (ii) the equity rights under future grants. Further, Dell Technologies management believes that more directly aligning the interests of its remaining employees post-separation will allow the business to attract prospective employees with appropriate skill sets, motivate key employees and retain key employees for the long term.

•

Each of Dell Technologies’ and VMware’s business are impacted by each other’s current capital structure for capital allocation. In particular, the debt of Dell Technologies’ subsidiaries (other than VMware) has historically adversely impacted the credit ratings of VMware. VMware’s credit ratings will no longer be impacted by the debt of Dell Technologies and its remaining subsidiaries following the separation. In addition, Dell Technologies intends to use its pro rata amount of VMware’s $11.5 billion special cash dividend (which dividend will be funded by VMware through a mix of cash and debt) to repay a portion of its subsidiaries’ outstanding indebtedness in connection with the Distribution, which is expected to further enhance Dell Technologies’ credit rating. With the more simplified capital structure following the Distribution, VMware will also be able to make acquisitions and organic investments favorable to itself and its future growth without regard to the goals of Dell Technologies’ business.

•

VMware has historically grown its business through acquisitions. Currently, VMware faces constraints in issuing additional equity for use in acquisitions due to potential deconsolidation of VMware from Dell Technologies and its subsidiaries if Dell Technologies does not own a certain percentage of VMware. As such, VMware has often not been able to issue equity to facilitate such acquisitions. The separation of Dell Technologies and VMware is expected to better position VMware to issue equity to fund future acquisitions.

The Number of Shares You Will Receive

For each share of Dell Technologies common stock for which you are the holder of record as of 5:00 p.m., New York City time, on the Distribution Record Date, you will receive a number of shares of VMware Class A Stock (after giving effect to the Conversion) based on the Distribution Ratio. The Distribution Ratio is a ratio equal to (i) the number of shares of VMware Class A Stock and Class B Stock held by Dell Technologies and its subsidiaries on the Distribution Record Date, divided by (ii) the number of issued and outstanding shares of Dell Technologies common stock as of 5:00 p.m., New York City time, on the Distribution Record Date. The number of shares of VMware Class A Stock you will receive is equal to (x) the number of shares of Dell Technologies common stock held by you as of 5:00 p.m., New York City time, on the Distribution Record Date, multiplied by (y) the Distribution Ratio, subject to a cash payment in lieu of any fractional shares. The distributed shares of VMware Class A Stock you receive in the Distribution (after giving effect to the Conversion) will be fully paid and non-assessable and have no preemptive rights.

As of the date of this information statement, (i) Dell Technologies beneficially owns 30,678,605 shares of VMware Class A Stock and 307,221,836 shares of VMware Class B Stock, and there are 766,790,216 shares of Dell Technologies common stock outstanding. By way of illustration, assuming (i) Dell Technologies continues to own 30,678,605 shares of VMware Class A Stock and 307,221,836 shares of VMware Class B Stock as of the Distribution Record Date, and (ii) that the number of shares of Dell Technologies common stock outstanding as of the Distribution Record Date is 766,790,216, the Distribution Ratio would be 0.440669.

Investors should be aware that the number of shares of VMware common stock beneficially owned by Dell Technologies and the number of shares of Dell Technologies common stock outstanding presented above and, thereby, the Distribution Ratio are subject to change prior to 5:00 p.m., New York City time, on the Distribution Record Date and such changes could be material. THE FINAL DISTRIBUTION RATIO WILL NOT BE KNOWN UNTIL AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE DISTRIBUTION RECORD DATE. AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE DISTRIBUTION RECORD DATE, DELL TECHNOLOGIES EXPECTS TO MAKE THE FINAL DISTRIBUTION RATIO PUBLICLY AVAILABLE VIA PRESS RELEASE.

Trading Prior to or on the Distribution Date

If you sell your shares of Dell Technologies common stock prior to or on the Distribution Date, you may also be selling your right to receive shares of VMware Class A Stock that would have been distributed to you pursuant to the Distribution (after giving effect to the Conversion). You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Dell Technologies common stock prior to or on the Distribution Date.

Transferability of Shares You Receive

The shares of VMware Class A Stock received by Dell Technologies stockholders in the Distribution (after giving effect to the Conversion) will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of VMware under the Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, VMware, and include its directors, certain of its officers, and significant stockholders. VMware affiliates will be permitted to sell their shares of VMware Class A Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution of the Special Stock Dividend

The Distribution will be made through American Stock Transfer & Trust Company, LLC, our distribution agent. The distribution agent and conversion agent will effect the Conversion and cause the shares of VMware Class A Stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of shares of Dell Technologies common stock and hold your shares of Dell Technologies common stock either in physical form (as certificated shares) or in book-entry form, the shares of VMware Class A Stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of VMware Class A Stock.

“Street Name” Holders. Many Dell Technologies stockholders have shares of Dell Technologies common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For stockholders who hold their shares of Dell Technologies common stock in an account with a bank or brokerage firm, the shares of VMware Class A Stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of VMware Class A Stock that you are entitled to receive in the Distribution (after giving effect to the Conversion). We anticipate that this will take three to eight business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of VMware Class A Stock credited to your account.

Fractional Shares. Dell Technologies stockholders will not receive any fractional shares of VMware Class A Stock in the Distribution (after giving effect to the Conversion). Instead, the distribution agent will aggregate fractional shares of VMware Class A Stock into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees, taxes required to be withheld and applicable transfer taxes and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution. Neither we, VMware, nor the distribution agent are required to guarantee any minimum sale price for the fractional shares of VMware common stock. The distribution agent, in its sole discretion, without any influence by VMware or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. VMware Class A Stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of VMware Class A Stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of VMware Class A Stock. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the Distribution Date. You can obtain more information regarding the direct registration system by contacting VMware’s transfer agent and registrar. Contact information for VMware’s transfer agent and registrar is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the Distribution, a check will be separately mailed to you.

Dell Technologies Stock Incentive Plans

As required by its stock incentive plan, all outstanding restricted stock units that settle in shares of Dell Technologies common stock will be equitably adjusted by the compensation committee of Dell Technologies’ board of directors if the Distribution results in a decline in the value of Dell Technologies common stock, which adjustment is expected to result in additional shares of Dell Technologies common stock becoming subject to such restricted stock units in an amount sufficient to offset the decline in value. Any options to purchase Dell Technologies common stock outstanding under the stock incentive plan will similarly have the number of shares of Dell Technologies common stock subject thereto and their per share exercise price equitably adjusted if necessary to maintain their pre-Distribution value.

Material U.S. Federal Income Tax Consequences

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of shares of Dell Technologies common stock in connection with the Distribution and Conversion.

As used herein, the term “U.S. Holder” means a beneficial owner of Dell Technologies common stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary assumes that the Distribution will be consummated in accordance with the Separation and Distribution Agreement and as described in this information statement.

This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer or broker in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our common shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person who acquired shares of Dell Technologies common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	a person required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being recognized on an applicable financial statement; or

•	a person whose “functional currency” is not the United States dollar.

This summary does not address the U.S. federal income tax consequences to Dell Technologies stockholders who do not hold shares of Dell Technologies common stock as a capital asset. Moreover, this summary does not address any state, local, or foreign tax consequences or any estate or gift tax consequences or tax consequences other than U.S. federal income tax consequences.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Dell Technologies common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Dell Technologies common stock, you should consult your tax advisors.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE DISTRIBUTION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS INFORMATION STATEMENT.

Treatment of the Distribution

Dell Technologies has requested a private letter ruling from the IRS (the “IRS Ruling”) and an opinion from its outside tax advisor on certain specific issues relevant to the qualification of the Distribution as a tax-free spin-off under Section 355 of the Code, based on certain facts and representations set forth in its request for the IRS Ruling. The IRS Ruling, which was received on September 23, 2021, does not address all of the requirements for tax-free treatment of the Distribution, and Dell Technologies expects to receive an opinion from its outside tax advisor to the effect that the Distribution and Conversion will qualify as a tax-free distribution under Section 355 of the Code. An opinion from an outside tax adviser is not binding on the IRS. Accordingly, the IRS may reach conclusions with respect to the Distribution and Conversion that are different from the conclusions reached in the opinion. The opinion will be based on certain factual statements and representations, which, if incomplete or untrue in any material respect, could alter the outside tax advisor’s conclusions.

Assuming the Distribution and Conversion qualifies as tax-free under Section 355 of the Code, for U.S. federal income tax purposes:

•	no gain or loss will be recognized by Dell Technologies as a result of the Distribution;

•

no gain or loss will be recognized by, or be includible in the income of, a holder of Dell Technologies common stock solely as a result of the receipt of VMware common stock in the Distribution, except with respect to any cash received in lieu of fractional shares as described below;

•

the aggregate tax basis of the shares of Dell Technologies common stock and shares of VMware Class A Stock, including any fractional share deemed received, in the hands of each Dell Technologies stockholder immediately after the Distribution and Conversion will be the same as the aggregate tax basis of the shares of Dell Technologies common stock held by such holder immediately before the Distribution, allocated between the shares of Dell Technologies common stock and shares of VMware Class A Stock, including any fractional share deemed received, in proportion to their relative fair market values immediately following the Distribution;

•

the holding period with respect to shares of VMware’s common stock received by Dell Technologies stock-holders, including any fractional share deemed received, generally will include the holding period of their shares of Dell Technologies common stock, provided that such shares of Dell Technologies common stock are held as capital assets immediately following the Distribution; and

•

a holder of Dell Technologies common stock who receives cash in lieu of a fractional share of VMware Class A Stock in the Distribution will be treated as having sold such fractional share for cash, and will recognize capital gain or loss measured by the difference between the tax basis of the fractional share deemed to be received, as determined above, and the amount of cash received.

Dell Technologies stockholders that have acquired different blocks of Dell Technologies common stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and their holding period of, Dell Technologies common stock and VMware Class A Stock.

Although a private letter ruling from the IRS is generally binding on the IRS, the IRS Ruling is based on certain facts and representations and undertakings, from Dell Technologies that certain necessary conditions to obtain tax-free treatment under the Code have been satisfied, and the IRS Ruling does not address all requirements for tax-free treatment as a result of the IRS’s general ruling policy on spin-offs. Accordingly, the Distribution is conditioned upon the receipt by Dell Technologies of an opinion from its outside tax advisor, in which such outside tax advisor is expected to conclude that the Distribution of VMware Class B Stock will qualify as tax-free under Section 355 of the Code.

The opinion will rely on the IRS Ruling as to matters covered by such ruling. The opinion will be based on, among other things, current law and certain assumptions and representations as to factual matters made by Dell Technologies, VMware and certain material stockholders. Any change in currently applicable law, which may or may not be retroactive, or the failure of any factual representation or assumption to be true, correct and complete in all material respects, could adversely affect the conclusions reached by the outside tax advisor in the opinion. The opinion will be expressed as of the date issued and will not cover subsequent periods. As a result, the opinion is not expected to be issued until after the date of this information statement. The opinion will represent the outside tax advisor’s best judgment based on current law and is not binding on the IRS or any court. We cannot assure you that the IRS will agree with the conclusions expected to be set forth in the opinion, and it is possible that the IRS or another tax authority could adopt a position contrary to one or all of those conclusions and that a court could sustain that contrary position. If any of the facts, representations, assumptions, or undertakings described or made in connection with the IRS Ruling or the opinion are not correct, are incomplete or have been violated, the IRS Ruling could be revoked retroactively or modified by the IRS, and our ability to rely on the opinion could be jeopardized. We are not aware of any facts or circumstances, however, that would cause these facts, representations or assumptions to be untrue or incomplete, or that would cause any of these undertakings to fail to be complied with, in any material respect.

Notwithstanding the IRS Ruling and tax opinion, the IRS could assert that the Distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in making such an assertion and the Distribution were not to qualify as a tax-free distribution, then each U.S. Holder receiving shares of VMware Class A Stock in the Distribution (after giving effect to the Conversion) would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the VMware Class A Stock received (including any fractional shares sold on behalf of the stockholder). Any such taxable distribution would be treated as a dividend to the extent of Dell Technologies’ current and accumulated earnings and profits and, to the extent the distribution exceeds Dell Technologies’ earnings and profits, such excess would be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Dell Technologies common stock and then as capital gain. A U.S. Holder’s aggregate tax basis in VMware Class A Stock received in the Distribution (after giving effect to the Conversion) generally would equal the fair market value of the VMware Class A Stock on the Distribution Date, and the holding period for that stock would begin the day after the Distribution Date. Dell Technologies would recognize gain in an amount equal to the excess of the fair market value of the VMware Class A Stock distributed to U.S. Holders (including any fractional shares sold on behalf of a stockholder) over Dell Technologies’ adjusted tax basis in such VMware Class A Stock. Additionally, certain U.S. Holders that are individuals, estates or trusts would be required to pay an additional 3.8% tax on “net investment income,” (or, in the case of an estate or trust, on “undistributed net investment income”) which includes, among other things, any amounts treated as a dividend on or gain from the sale or exchange of Dell Technologies stock. U.S. Holders should consult their tax advisors regarding this tax on net investment income.

Even if the Distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, the Distribution may result in corporate level taxable gain to Dell Technologies under Section 355(e) of the Code if 50% or more, by vote or value, of Dell Technologies’ stock or VMware’s stock is treated as acquired or issued as part of a plan or series of related transactions that includes the Distribution (including as a result of transactions occurring before the Distribution). For this purpose, any acquisitions of Dell Technologies or VMware stock within the period beginning two years before the Distribution and ending two years after the Distribution are presumed to be part of such a plan, although Dell Technologies and VMware may be able to rebut that presumption. If an acquisition or issuance of Dell Technologies’ stock or VMware’s stock triggers the application of Section 355(e) of the Code, Dell Technologies would recognize taxable gain as described above, but the Distribution would generally be tax-free to each of Dell Technologies stockholders, as described above.

In connection with the Distribution, VMware and Dell Technologies have entered into a Tax Matters Agreement pursuant to which VMware will be responsible for certain liabilities and obligations following the Distribution. In general, under the terms of the Tax Matters Agreement, if the Distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 of the Code (including as a result of Section 355(e)of the Code) and if such failure were the result of actions taken after the Distribution by Dell Technologies or VMware, the party responsible for such failure would be responsible for all taxes imposed on Dell Technologies or VMware to the extent such taxes result from such actions. However, if such failure was the result of certain actions by VMware that are restricted under the Tax Matters Agreement, or of any of VMware’s representations, statements or undertakings being incorrect, incomplete or breached, VMware generally will be responsible for all taxes imposed as a result of such acquisition or breach. If VMware is required to pay any taxes or indemnify Dell Technologies and its subsidiaries and their respective officers and directors under the circumstances set forth in the Tax Matters Agreement, VMware may be subject to substantial liabilities.

Treasury regulations require each U.S. Holder that owns at least 5% of the total outstanding common stock of Dell Technologies to attach to their U.S. federal income tax returns for the year in which the Distribution occurs a statement setting forth certain information with respect to the transaction. U.S. Holders are urged to consult their tax advisors to determine whether they are required to provide the foregoing statement and the contents thereof.

Cash in Lieu of Fractional Shares

No fractional shares of VMware Class A Stock will be distributed to Dell Technologies stockholders in connection with the Distribution. All such fractional shares resulting from the Distribution will be aggregated and sold by the transfer agent, and the proceeds, if any, less any brokerage commissions or other fees, will be distributed to Dell Technologies stockholders in accordance with their fractional interest in the aggregate number of shares sold. A holder that receives cash in lieu of a fractional share of VMware Class A common stock as a part of the Distribution generally will recognize capital gain or loss measured by the difference between the cash received for such fractional share and the holder’s tax basis in the fractional share determined as described above. Any such capital gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if a Dell Technologies stockholder held such stock for more than one year at the completion of the Distribution. Long-term capital gains generally are subject to preferential rates of U.S. federal income tax for certain non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to significant limitations.

INFORMATION ABOUT VMWARE

Overview of VMware

VMware originally pioneered the development and application of virtualization technologies with x86 server-based computing, separating application software from the underlying hardware. Information technology (“IT”) driven innovation continues to disrupt markets and industries. Technologies emerge faster than organizations can absorb, creating increasingly complex environments. IT is working at an accelerated pace to harness new technologies, platforms and cloud models, ultimately guiding businesses through a digital transformation. To take on these challenges, VMware is working with customers in the areas of hybrid and multi-cloud, virtual cloud networking, digital workspaces, modern applications and intrinsic security. Its software provides a flexible digital foundation to enable customers in their digital transformation.

VMware’s portfolio supports and addresses the key IT priorities of its customers, including accelerating their cloud journey, modernizing their applications, empowering digital workspaces, transforming networking and embracing intrinsic security. VMware enables customers to digitally transform their operations as they ready their applications, infrastructure and employees for constantly evolving business needs. VMware’s corporate headquarters are located at 3401 Hillview Avenue, Palo Alto, California, and it has 127 offices worldwide.

Background of the Separation of VMware from Dell Technologies

VMware was originally acquired by EMC Corporation (“EMC”) in 2004 and subsequently conducted an initial public offering of its Class A Stock in August 2007. VMware has remained a majority-owned subsidiary of EMC following such IPO. In September 2016, Dell Technologies acquired EMC. As a result, EMC became an indirectly held, majority-owned subsidiary of Dell Technologies.

On October 13, 2021, our board of directors approved the Distribution of its interest in all of the VMware Class A Stock and Class B Stock held by us to our stockholders. To effect the Distribution, our board of directors declared a special dividend on each class of our common stock consisting of all shares of VMware Class A Stock and Class B Stock owned by us and our subsidiaries. In the Distribution and following the Conversion, holders of shares of Dell Technologies’ Class A common stock, par value $0.01 per share, Class B common stock, par value $0.01 per share, and Class C common stock, par value $0.01 per share, will each receive a number of shares of VMware Class A Stock based on the Distribution Ratio for each outstanding share of Dell Technologies common stock that they own as of 5:00 p.m., New York City time, on October 29, 2021, subject to a cash payment in lieu of any fractional shares. At the time the Distribution occurs, these shares are expected to represent approximately 97.4% of the outstanding voting power of VMware’s common stock and 100% of the outstanding VMware Class B Stock. After giving effect to the Conversion, the shares are expected to represent approximately 80.5% of the outstanding voting power of VMware’s common stock. Following the Distribution, we and our subsidiaries will no longer own any shares of VMware common stock.

The Distribution is subject to a number of conditions as set forth in the Separation and Distribution Agreement entered into by Dell Technologies and VMware on April 14, 2021. See “Information about the Distribution—Conditions to the Distribution and Related Transactions.”

VMware Class A Stock is currently listed on the New York Stock Exchange under the symbol “VMW.” For a more complete description of VMware Class A Stock, you should review VMware’s organizational documents. See “Where You Can Find Additional Information,” below, for instructions on how to obtain these documents.

VMware Transfer Agent and Registrar

The transfer agent and registrar for VMware Class A Stock is American Stock Transfer and Trust Company, LLC. Following the Distribution, all correspondence regarding VMware Class A Stock should be sent to the following address:

American Stock Transfer & Trust Co.

6201 15th Avenue

Brooklyn, NY 11219

(800) 937-5449

(718) 921-8124

Email: help@astfinancial.com

Internet: www.astfinancial.com

WHERE CAN YOU FIND ADDITIONAL INFORMATION

Dell Technologies and VMware are each subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”), including financial statements. If you would like more information about VMware, we urge you to read VMware’s reports filed with the SEC. You may obtain these reports, and Dell Technologies’ reports filed with the SEC, at the SEC’s website at www.sec.gov.

Dell Technologies and VMware also maintain websites that offer additional information about each company.

•	Visit Dell Technologies’ website at www.delltechnologies.com

•	Visit VMware’s website at www.vmware.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.